UNITED STATES OF AMERICA
                                   Before the
                       Securities and Exchange Commission


SECURITIES EXCHANGE ACT OF 1934
Rel. No. 37990 / November 26, 1996

Admin. Proc. File No. 3-8395


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                     In the Matter of

         NEW ALLIED DEVELOPMENT CORPORATION,
                   ERICA J. HULL, and

                   GRADY A. SANDERS
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ORDER IMPOSING REMEDIAL SANCTIONS

     On the basis of the Commission's opinion issued this day, it is

     ORDERED that New Allied Development  Corporation,  Erica J. Hull, and Grady
A. Sanders cease and desist from committing or causing violations of Section 17(a) of the Securities and Exchange Commission Act of 1934 and Rule 10b-5 thereunder;

     ORDERED that Grady A. Sanders cease and desist from committing or causing violations of Sections 5(a) and (c) of the Securities Act of 1933;

     ORDERED  the Erica J. Hull pay a penalty of  $25,000  for each of the three
(3) false 15c2-11 disclosure statements and for each of the three (3) false press releases for a total of $150,000, pursuant to Section 21B of the Securities Exchange Act of 1934, within 21 days of the issuance of this Order. Such payment shall be: (i) made by Untied States postal money order, certified check, bank cashier's check, or bank money order; (ii) made payable to the Securities and Exchange Commission; (iii) delivered by hand or courier to the Comptroller, Securities and Exchange Commission, 450 5th Street, N.W., Washington, D.C. 20549; and (iv) submitted under cover letter which identifies Hull as a Respondent in these proceedings, and the file number of these proceedings.

     ORDERED that Grady A. Sanders pay a penalty of $50,000 for each of the three (3) false 15c2-11 disclosure statements, for each of the three (3) false press

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releases. And for each of the fourteen (14) sales of unregistered securities for a total of $1,000,000, pursuant to Section 21B of the SECURITIES EXCHANGE ACT of 1934, within 21 days of the issuance of this Order. Such payment shall be: (i) made by Untied States postal money order, certified check, bank cashier's check, or bank money order; (ii) made payable to the Securities and Exchange Commission; (iii) delivered by hand or courier to the Comptroller, Securities and Exchange Commission, 450 5th Street, N.W., Washington, D.C. 20549; and (iv) submitted under cover letter which identifies Sanders as a Respondent in these proceedings, and the file number of these proceedings; and it is further

     ORDERED that Grady A. Sanders disgorge $115,195, plus prejudgment interest. Prejudgment interest shall be computed from the date of the first unregistered sale of the New Allied stock by Sanders' nominees until the last day of the month preceding which payment is made. The amount of interest shall be based on the rate of interest established under Section 6621(a)(2) of the Internal Revenue Code (26 U.S.C. [] 6621(a)(2)), compounded quarterly. Payment shall be made within 21 days of the issuance of this Order. Such payment shall be; (i) made by Untied States postal money order, certified check, bank cashier's check, or bank money order; (ii) made payable to the Securities and Exchange Commission; (iii) delivered by hand or courier to the Comptroller, Securities and Exchange Commission, 450 5th Street, N.W., Washington, D.C. 20549; and (iv) submitted under Cover letter which identifies Sanders as Respondent in these proceedings, and the file number of these proceedings. The Division of Enforcement shall submit a plan of disgorgement no later than sixty (60) day after Sanders has turned over the funds.

         By the Commission.



                                                           /s/ Jonathan G. Katz
                                                           --------------------
                                                           Jonathan G. Katz
                                                                Secretary

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